EXHIBIT 99.1

PAB Bankshares, Inc. and The Park Avenue Bank Announce Election of CEO

VALDOSTA, Ga., June 8, 2009 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, today announced the election of Donald J. "Jay" Torbert, Jr. as Chief Executive Officer of the Company and the Bank. "Jay has demonstrated the leadership and ability to direct the Company in implementing its strategic objectives," stated James L. Dewar, Jr., Chairman of the Board of the Company. Torbert joined the Company in May 2000 and has served as President and Interim Chief Executive Officer of the Company and the Bank since April 6, 2009.

About PAB

The Company is a $1.35 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding the roles and responsibilities of the senior management team and the implementation of the Company's strategic objectives, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "anticipate", "believe", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements including those risks and factors discussed in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise these statements following the date of this press release.

CONTACT:  PAB Bankshares, Inc.
          Nicole S. Stokes, Senior Vice President and
           Chief Financial Officer
          (229) 241-2775, ext. 1718
          nicoles@parkavebank.com